POTOMAC ELECTRIC POWER COMPANY

                     EXECUTIVE SPLIT DOLLAR INSURANCE PLAN


      Potomac Electric Power Company (the "Company"), pursuant to authority granted by its Board of Directors, established the Executive Split Dollar Insurance Plan (the "Plan") on July 28, 1988. The Plan was amended on April 26, 1989, October 22, 1992, December 21, 1992, and April 25, 1995 and is
restated herein.

      1. Purpose of the Plan. The purpose of the Potomac Electric Power Company Executive Split Dollar Insurance Plan is to provide those key employees who are mainly responsible for the continued growth and financial success of the Company and its Subsidiaries with life insurance protection in the event of their demise during active employment with the Company or subsequent to their retirement from active service with the Company.

      2.    Definitions.  The following definitions are applicable herein:

            (a) "Beneficiary -- the person or persons designated by the Eligible Employee as beneficiary or beneficiaries under the Policy owned by the Eligible Employee.

            (b)   "Board" -- the Board of Directors of the Company.

            (c) "Company" -- Potomac Electric Power Company or its successors.

            (d) "Compensation" -- the annual base salary rate established for an Eligible Employee as of the date he or she becomes eligible to participate in the Plan.

            (e) "Eligible Employee" -- any person employed by the Company or a Subsidiary on a regularly scheduled basis who is selected by the Board to participate in the Plan.

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            (f)   "Insurer" -- the insurance company which has issued a
particular Policy.

            (g) "Policy" -- a life insurance policy on the life of an Eligible Employee which is owned by the Eligible Employee and is subject to the Company premium contribution feature and collateral assignment requirements of the Plan.

            (h) "Rollout Policy" -- the new life insurance policy issued by the Insurer to the Company on the Rollout Qualification Date of a Policy or upon such earlier date as a rollout of a Policy may take place under the provisions of Sections 7, 8 or 9 of the Plan. The Rollout Policy will be initially funded with some or all of the cash surrender value attributable to the Policy from which it was originated.

            (i) "Rollout Qualification Date" -- the later of the date of retirement (following attainment of age sixty-five (65)) or the fifth (5th) anniversary of an Eligible Employee's acquisition of a Policy.

            (j) "Subsidiary" -- any corporation of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly by the Company.

      3. Eligibility. Key employees of the Company and its Subsidiaries who, in the opinion of the Board are mainly responsible for the continued growth and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to acquire life insurance protection under the terms and conditions of this Plan. Subject to the provisions of the Plan, the Board may from time to time select such Eligible Employees to participate hereunder. No employee of the Company or its Subsidiaries shall have any

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right to be selected under this Plan.

      4. Administration. The Plan shall be administered in accordance with the terms of the Plan document by the Human Resources Committee of the Board which shall implement the decisions of the Board. All questions of interpretation and application of the Plan, or the terms and conditions of any documents effectuating the Plan shall be subject to the determination of the Board or the Human Resources Committee of the Board, to the extent delegated by the Board. Such determination shall be final and binding upon all parties affected thereby.

      5. Acquisition of Policies. Each Eligible Employee shall be granted the opportunity to acquire a Policy in the face amount and with such other policy characteristics as may be approved by the Human Resources Committee of the Board. During the period of the Eligible Employee's employment with the Company, the Company will pay all premium amounts in respect of the Policy. The Employee will execute a collateral assignment on a form satisfactory to the Human Resources Committee assigning to the Company certain economic rights to the Policy as described in the Plan.

      6. Death of Employee Prior to Rollout Qualification Date. In the event of the death of an Eligible Employee prior to termination of employment with the Company or any Subsidiary, death benefit proceeds under the Policy in an amount equal to three (3) times the Eligible Employee's Compensation, increased by seven percent (7%) each January 1 through the date of death, or such other amount as the Human Resources Committee may designate at the time the Policy is established, will be paid to the Eligible Employee's Beneficiary. In the event an Eligible Employee terminates employment on or

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after attaining age sixty-five (65) and dies prior to his or her Rollout
Qualification Date, death benefit proceeds under the Policy in an amount equal to three (3) times the Eligible Employee's Compensation, increased by seven percent (7%) each January 1 through the date of death, or such other amount as the Human Resources Committee may designate at the time the Policy is established, will be paid to the Eligible Employee's Beneficiary. All remaining death benefit proceeds under the Policy will be paid to the Company.

      7. Termination of Employment Prior to Age 55. In the event an Eligible Employee terminates employment for any reason other than death prior to attainment of age fifty-five (55), the Insurer will issue a Rollout Policy to the Company having a cash surrender value equal to the total premiums paid to date by the Company on the Policy. The Eligible Employee will be entitled to retain the Policy with any remaining cash surrender value subject to the requirement to pay any premiums necessary to continue the Policy in effect.

      8. Termination of Employee Between Age 55 and Age 65. In the event an Eligible Employee terminates employment for any reason other than death subsequent to attaining age fifty-five (55) but prior to attaining age sixty-five (65), the Insurer will issue a Rollout Policy to the Company having a cash surrender value equal to the total premiums paid to date by the Company on the Policy. The Eligible Employee will be entitled to retain the Policy with the remaining cash surrender value. A determination will be made by the Human Resources Committee of the amount of additional life insurance coverage which can be provided to the Eligible Employee by the cash surrender value

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retained within the Policy.  To the extent that such additional life insurance coverage is projected to be less during any future year than the amount of life insurance coverage to which the Eligible Employee would have been entitled under the terms and provisions of the group term insurance program in effect on June 30, 1988, the Company will take appropriate steps to acquire and maintain a term life insurance policy to provide the Eligible Employee's designated Beneficiary with the projected differential in life insurance coverage.

      9.    Termination of Employment On or After Attainment of Age 65.

            (a) In the event of the termination of employment of an Eligible Employee for any reason other than death on or after attainment of age sixty-five (65) but before the Rollout Qualification Date, the Company shall continue to pay the premium costs attributable to the Policy until the Rollout Qualification Date. Upon the Rollout Qualification Date, the Eligible Employee will be entitled to receive the treatment described in Section 9(b).

            (b) In the event of the termination of employment of an Eligible Employee for any reason other than death on or after attainment of his or her Rollout Qualification Date, the Policy will be divided between the Policy retained by the Eligible Employee and the Rollout Policy to be issued to the Company. The Policy retained by the Eligible Employee will have a death benefit equal to that which would have been payable to the Eligible Employee's Beneficiary under Section 6 above if the Eligible Employee had died immediately prior to the Rollout Qualification Date. The amount of the cash surrender value which will be retained in the Eligible Employee's Policy will be determined by applying the ratio which (i) the death benefit which would be

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payable to the Eligible Employee's Beneficiary under Section 6, above, if the
Eligible Employee had died immediately prior to the Rollout Qualification Date, bears to (ii) the total amount of death benefits provided under the Policy as of the Rollout Qualification Date to the total cash surrender value in the Policy as of the Rollout Qualification Date. The Company will receive a Rollout Policy reflecting the remaining amount of such cash surrender value.

      10. Amendment of Plan. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part provided, however, that such termination shall not adversely affect the rights thereunder of any Eligible Employee in connection with any outstanding Policy, unless deemed necessary by the Board due to a projected material net after-tax cost of the Plan resulting from modifications made to the Internal Revenue Code of 1986, as amended.

      11.   Miscellaneous Provisions.

            (a) No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

            (b) Indemnification. Each member of the Board or Human Resources Committee (and any person to whom any of them has delegated any authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party

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or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or of any other power that the Company may have to indemnify such person or hold such person harmless.

            (c) Governing Law. All matters relating to the Plan shall be governed by the laws of the District of Columbia without regard to the principles of conflict of laws.

            (d) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

            (e) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

            (f) The right of any Eligible Employee, Beneficiary, or other person to receive payments under this Plan shall not be subject to attachment or other legal process of whatever nature.

      12.   (a)   Notwithstanding any other provisions of the Plan, if

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following the occurrence of an event described in Section 12(b), an Eligible
Employee terminates employment before attaining his or her Rollout Qualification Date for any reason other than death, the Company shall continue to pay all premium amounts in respect of the Eligible Employee's Policy for the lesser of ten (10) years from the effective date of the event described in
Section 12(b), or the time period remaining until the Eligible Employee's attainment of his Rollout Qualification Date, which ever first occurs.

            (b) The provisions of Section 12(a) shall apply in the event that (i) any "person" (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this subsection (b)) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a


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majority thereof or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the stockholders of the Company approve a plan of complete liquidation of the Company, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      13. The Company shall establish a grantor trust to hold assets to secure the Company's obligations to pay Policy premiums hereunder in such a manner that the establishment of such a trust does not result in the Plan being "funded" for purposes of the Internal Revenue Code of 1986, as amended. Such trust shall initially receive a transfer of ten thousand dollars ($10,000). However such trust shall provide that the full present value of the Policy premiums payable hereunder shall subsequently be contributed to the trust in the event the Company fails to pay any Policy premiums due hereunder in a timely manner. Except to the extent provided through a grantor trust established under the provisions of this Section, all payments of Policy premiums under this Plan shall be made out of the Company's general revenue, a Participant's right to payment of Policy premiums shall be solely that of an unsecured general creditor of the Company, and no assets of the Company shall

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be set aside, earmarked or placed in trust or escrow for the benefit of any
Participant to fund the Company's obligations which may exist under the Plan.

      IN WITNESS WHEREOF, the Company has caused this restated version of the Plan to be signed on this 2nd day of June, 1995, which restated version reflects all modifications made to the Plan through such date of execution, and supersedes the Plan document signed April 1, 1993.

ATTEST                        POTOMAC ELECTRIC POWER COMPANY


/s/ Ellen Sheriff Rogers      /s/ E. F. Mitchell
By:_______________________    By: __________________________________
       Asst. Secretary              Chairman of the Board



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